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                             MAGNAVISION CORPORATION
                              The Wedgwood Building
                            1725 Highway 35 - Suite B
                             Wall, New Jersey 07719




                                                                 July 11, 1995



Mr. George S. Callas
c/o Broege Neumann & Fischer
Old Squan Plaza
25 Abe Vorhees Drive
Manasquan, New Jersey  08736

                                                Re:  Midlantic Bank

Dear Mr. Callas:

                  It is our understanding that you have entered into an agreement with Midlantic Bank (the "Bank") dated June 27, 1994 (copy attached as Exhibit "A" hereto) regarding, among other things, the disposition of 4,876,354 shares of common stock of Magnavision Corporation ("Magnavision") registered in your name and held by the Bank as security (the "Shares") in accordance with the terms of Exhibit A.

                  It is also our understanding that the Bank has entered into an agreement with Finial Investment Corporation ("Finial") dated June 23, 1995 (copy attached as Exhibit "B" hereto) pursuant to which the Bank has agreed to sell the Shares to Finial upon the terms and conditions set forth in Exhibit "B".



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Mr. George S. Callas
July 11, 1995
Page 2





                  Pursuant to the terms and conditions of Exhibit A the Bank has agreed with you that
                           "In the event that the bank receives an offer that it intends to accept for the stock, it will give Callas 15 days notice and a right to equal or exceed the offer received for the Stock. At the conclusion of the 15 days, unless Callas has tendered good funds to the Bank in an amount equal to the amount offered the Bank by an outsider, he will have no further rights with respect to the stock."

                  Pursuant to the terms of Exhibit B the Bank has agreed with Finial that

                           "In the event that the Bank receives an offer that it intends to accept for the stock, it will give Mr. Callas 15 days notice and a right to equal or exceed the offer received for the Magnavision stock. At the conclusion of 15 days, unless Mr. Callas has tendered good funds to the Bank in an amount equal to the amount offered the Bank by an outsider, he will have no further rights with respect to that Magnavision stock."


                  In addition, pursuant to Exhibit B, Finial has agreed to purchase the Shares for the sum of $750,000, payable $25,000 on or before June 28, 1995 (which amount you have advised us has previously been paid), $10,000 of which represents a fee to purchase an option (the "Option") to buy the Shares and $15,000 of which represents a deposit to be applied toward the purchase price. Under the terms of Exhibit B Finial has the right to



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Mr. George S. Callas
July 11, 1995
Page 3





exercise the Option at any time after (i) payment of the subject $25,000, and
(ii) providing evidence of its financial ability to consummate the purchase of the Shares, through 5:00 p.m. Eastern time, August 27, 1995 (the "Option Period"). The Option shall be exercised by tendering the balance of the purchase price, $735,000, to the Bank in immediately available funds.

                  We further understand that you do not currently intend to exercise your rights under Exhibits A and B because, among other things, you do not have sufficient funds to effectuate the purchase of the Shares as required therein.

                  We have represented to you that Magnavision is currently in the process of raising substantial funds to expand its business operations, protect its assets and for general working capital purposes. We believe that it is in Magnavision's best interests to acquire the Shares and are interested in doing so upon the terms offered to you pursuant to Exhibits A and B, as applicable. However, as of the date hereof, our financing sources have not yet agreed to allow us to utilize a sufficient portion of the contemplated financing for the purposes of effectuating the purchase of the Shares. We believe however, but



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Mr. George S. Callas
July 11, 1995
Page 4





cannot guarantee, that we will be successful in arranging such financing so as to enable us to consummate such purchase within the time frame set forth in Exhibit B if we were granted the right to effectuate such purchase in an amount, during the time period and substantially upon the terms and conditions offered to you.

                  As a result of all of the foregoing, we propose the following:

                  1. You hereby assign, set over, transfer and grant to Magnavision, all of your right, title and interest in Exhibits A and B, as applicable, with respect to your right to purchase the Shares. Magnavision shall have the right to assign all or any portion of such rights to such third party, at such time, and in exchange for such consideration, as it in its sole and exclusive discretion shall determine. Magnavision shall also have the right to make successive assignments of such rights as it, in its sole discretion shall determine.

                  2. Magnavision hereby appoints you as its agent for the sole and limited purpose of tendering funds, which we shall



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Mr. George S. Callas
July 11, 1995
Page 5





tender or arrange to have supplied to you, to the Bank, on a timely basis, so as to enable you to secure all right, title and interest in and to the Shares, as agent for and solely on our behalf, pursuant to the terms of Exhibits A and B and pursuant to this letter agreement. In this connection you shall act as an agent for an undisclosed principal in all of your dealings with the Bank which shall be conducted on your behalf solely and exclusively by your attorneys, Messrs. Wood Broege Neumann & Fischer. The aforementioned check for the sum of $25,000 will be delivered to your attorneys for timely redelivery to the Bank together with evidence of financial capacity of one or more persons or entities that will provide the required funds in order to enable you to exercise the option on Magnavision's behalf as provided herein. The person or entity whose financial statement is provided with this letter agreement may or may not become the person or entity for whom the option is exercised, in whole or in part.

                  3. If and when Magnavision determines to exercise the Option during the Option Period, it will provide your attorneys with the additional sum of $735,000 in immediately available funds which, at Magnavision's written direction, shall be



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Mr. George S. Callas
July 11, 1995
Page 6





required to be delivered to the Bank at a closing in exchange for certificates evidencing the Shares duly endorsed for transfer in Magnavision's name, such other name as Magnavision may designate, or endorsed in blank, as Magnavision may determine together with standard documentation for transactions of this type, the language of which shall be determined by Magnavision, and you agree to fully cooperate by endorsing all such certificates registered in your name and signing such additional documents in such form and substance as Magnavision shall determine.

                  4. You shall not communicate with the Bank, nor its representatives, except in such manner and at such times as Magnavision shall determine and upon your attorney's receipt of certificates evidencing the Shares at the closing specified in paragraph 3 above, or otherwise, your attorneys shall promptly redeliver same to Magnavision or its representatives as designated. In addition, you agree to provide Magnavision with copies of any and all correspondence and the substance of any and all communications received from the Bank or its representatives at the time of receipt thereof, or immediately thereafter as may be practicable.




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Mr. George S. Callas
July 11, 1995
Page 7





                  5. If Magnavision determines to, and is successful in exercising the Option and purchasing the Shares as described above, whether for its own behalf or on behalf of one or more its investors, Magnavision agrees to either (i) issue to you, from previously authorized but unissued shares, an aggregate of 250,000 shares of its common stock, par value $.004 per share ("New Callas Shares"), in exchange for an amount equivalent to $.004 per share or the sum of $1,000, or (ii) redeliver certificates aggregating 250,000 shares of Magnavision Common Stock previously registered in your name ("Old Callas Shares") out of the Shares delivered to your counsel on our behalf by the Bank. Certificates evidencing the New Callas Shares, or the Old Callas Shares, as the case may be, shall be delivered to your counsel as soon as practicable after the closing described above.

                  6. If Magnavision is unable or unwilling to exercise the Option during the Option Period, then and in that event this letter agreement shall be null and void and neither party shall have any obligations to the other, whether or not arising out of this letter agreement, except that if any funds are required to be returned by the Bank pursuant to the terms of Exhibits A and/or B you will cause your counsel to receipt for same for



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Mr. George S. Callas
July 11, 1995
Page 8





prompt and immediate redelivery to Magnavision or such other entity as we shall designate in writing. The foregoing sentence shall operate, upon the execution of this letter agreement, whether or not the option is exercised, as a mutual general release running from each of the parties to the other regarding any claims they have had or ever had against each other or against any officer, director, shareholder, employee or agent of Magnavision or Cacomm, Inc. by you.

                  7. You represent and warrant to Magnavision as of the date hereof and as of the date Magnavision provides your counsel with the sum of $735,000 for the purposes described above, as follows:

                  A. You own the Shares free and clear of all liens, claims and encumbrances except for the rights of the Bank which will be extinguished in full upon the closing of the purchase of the Shares as described above.

                  B. You have the right, power and authority to execute, deliver and perform the terms of this letter agreement and the consummation of the terms thereof will not violate any



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Mr. George S. Callas
July 11, 1995
Page 9





agreement, contract or understanding to which you are a party or by which you or any of your assets are bound, nor will such execution, delivery or performance violate the terms of any order, judgment or decree of any governmental, judicial or administrative authority.

                  C. Upon the execution, delivery and performance of the terms hereof, and upon the closing described above, Magnavision will own the Shares free and clear of all liens, claims and encumbrances subject to your right to receive, if applicable, 250,000 Old Callas Shares.

                  D. The execution, delivery and performance of the terms of this letter agreement does not require the consent of any third party whose written consent has not previously been obtained.

                  E. You have been represented by counsel in this transaction and are fully informed regarding the business operations, financial condition and prospects of Magnavision and have had access to any and all information concerning Magnavision



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Mr. George S. Callas
July 11, 1995
Page 10





and this transaction as you and your advisors have deemed relevant.

                  F. No representation or warranty made by you contained herein or otherwise contains or will contain an untrue statement of a material fact or omits or will omit to state a material fact required to be stated herein or therein or necessary to make the statements and facts contained herein or therein, in light of the circumstances which they were or are made, not false or misleading.

                  8. Magnavision hereby represents and warrants to you that:

                  A. It has the right, power and authority to execute, deliver and perform the terms of this letter agreement and the consummation of the terms thereof will not violate any agreement, contract or understanding to which it is a party or by which it or any of its assets are bound, nor will such execution, delivery or performance violate the terms of any order, judgment or decree of any governmental, judicial or administrative authority.




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Mr. George S. Callas
July 11, 1995
Page 11





                  B. The execution, delivery and performance of the terms of this letter agreement does not require the consent of any third party whose written consent has not previously been obtained.

                  C. No representation or warranty made by it contained herein or otherwise contains or will contain an untrue statement of a material fact or omits or will omit to state a material fact required to be stated herein or therein or necessary to make the statements and facts contained herein or therein, in light of the circumstances which they were or are made, not false or misleading.

                  This letter agreement constitutes the entire agreement between us and shall not be altered, amended or rescinded except by a writing signed by each of us. Should any dispute arise regarding the terms thereof, we agree to arbitrate same before the American Arbitration Association ("AAA") in the City of New York under the rules of the AAA then in force. This letter agreement shall be governed by the laws of the State of New York.




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Mr. George S. Callas
July 11, 1995
Page 12




                  If the foregoing accurately sets forth our understanding, kindly sign below where indicated at the place provided below and cause your counsel to do the same with respect to its functions hereunder. We mutually agree to hold your counsel harmless from and against any and all liabilities resulting from its performance hereunder except for gross negligence, intentional acts or fraud. Each of the parties agrees to pay all of its own expenses, legal or otherwise, in connection with this letter agreement.

                                          Sincerely,
                                          MAGNAVISION CORPORATION



                                          By:/s/ Nicholas Mastrorilli, Sr.
                                             ------------------------------
                                             Nicholas Mastrorilli, Sr.
                                             President


Agreed and Accepted:


  /s/ George S. Callas                    CACOMM, INC.
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    George S. Callas


                                          By:/s/ Nicholas Mastrorilli, Sr.
                                             ------------------------------
                                             Nicholas Mastrorill, Sr.
Agreed and Accepted                          President
As its Interest May Appear

BROEGE NEUMANN & FISCHER


By: /s/ Peter Broege
- -------------------------------
     Partner